EXHIBIT 23.1.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Smart Choice Automotive Group, Inc.
Titusville, Florida


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1998 relating to the consolidated financial statements of Smart Choice Automotive Group, Inc. and subsidiaries which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                   /s/ BDO SEIDMAN, LLP
                                                   --------------------
                                                   BDO Seidman, LLP



Orlando, Florida
July 17, 1998